Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Synthesis Energy Systems, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 18, 2015, relating to the consolidated financial statements of Synthesis Energy Systems, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

April 15, 2016